TIAA-CREF Life Funds
Explanatory Statement to the Form N-SAR
for the semiannual period ended 6-30-16
 in response to Question 77Q.1.


Item 77 Q.1. Exhibits

Q.1.e.1		Amendment to the Investment Advisory Agreement

A copy of the Amendment dated May 1, 2016 to the May 11, 2010 Investment Advisory Agreement between TIAA-CREF Life Funds (the Trust) and the Teachers Advisors, Inc. is incorporated herein by reference as an exhibit to Sub-Item 77Q1 of Form N-SAR.